UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 27, 2008

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On October 30, 2008, LIFFE Administration and Management (“LIFFE”), a wholly owned subsidiary of NYSE Euronext and a UK Recognised Investment Exchange, entered into a Clearing Relationship Agreement (“CRA”) with LCH.Clearnet Limited (“LCH”), a UK Recognised Clearing House.

The CRA provides for LIFFE to become central counterparty and to earn clearing revenues in respect of contracts entered into by clearing members on the LIFFE market and for LCH to provide certain clearing services to LIFFE. The operative terms of the CRA will come into effect simultaneously on March 16, 2009, or thereafter following the fulfilment of certain conditions precedent, subject to a longstop date of September 30, 2009. The conditions precedent include any necessary approvals of the arrangements by the parties’ regulators.

In consideration for the receipt of clearing services from LCH under the CRA, LIFFE agrees to pay LCH a base annual fee of €29,500,000 plus certain amounts to reflect inflation and an increase in the volume of trades on the LIFFE market over time. In addition, LIFFE agrees to provide LCH with certain dependent services to enable it to perform its obligations under the CRA. The primary obligation of LCH under the CRA is to accept the novation from LIFFE of the defaulting contracts of a LIFFE clearing member and to manage such member’s positions under its default rules. Further, LCH will set minimum margin requirements for members; collect margins on LIFFE’s behalf; and make and receive payments through its established PPS payment infrastructure. LCH will also collect member fees on behalf of LIFFE and manage the collateral which support the positions of members on the LIFFE market. The CRA provides for the agreement of binding service levels prior to commencement and contains customary warranties, covenants and indemnification obligations.

LCH is appointed as the exclusive provider of the services covered by the CRA wherever LIFFE acts as central counterparty to its members. LIFFE is otherwise free to appoint a third party to provide central counterparty and other clearing services to its members, provided that LCH benefits from certain preferred supplier arrangements. LCH’s provision of services to LIFFE is on a non-exclusive basis. LCH is bound to clear new products for LIFFE that meet certain criteria.

LIFFE or LCH may terminate the CRA on one year’s notice, subject to certain early termination penalties. In order to minimize the disruption to LIFFE markets upon the termination of the agreement, whether for cause or otherwise, the CRA includes an exit migration mechanism.

The foregoing description of the CRA does not purport to be complete and is qualified in its entirety by reference to full text of the CRA, which will be exhibited to and incorporated by reference to NYSE Euronext’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be subsequently filed with the SEC.

The press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 1.02	Termination of a Material Definitive Agreement.

On October 30, 2008, LIFFE Administration and Management (“LIFFE”), a wholly owned subsidiary of NYSE Euronext and a UK Recognised Investment Exchange, entered into a Termination Agreement (“TA”) with LCH. The TA provides notice of termination of the current clearing arrangements between LIFFE and LCH and requires LIFFE to pay to LCH a sum of approximately €260,000,000 in connection with this termination (plus VAT if chargeable). The TA also provides for the settlement of any liabilities of the parties under the current clearing terms. The operative terms of the TA, including the obligation to pay the termination sum, will come into effect simultaneously on March 16, 2009, or thereafter following the fulfillment of certain conditions precedent, subject to a longstop date of September 30, 2009. The conditions precedent include any necessary approvals of the arrangements by the parties’ regulators.

The foregoing description of the TA does not purport to be complete and is qualified in its entirety by reference to full text of the TA, which will be exhibited to and incorporated by reference to NYSE Euronext’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to be subsequently filed with the SEC.

The press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2008, Euronext Amsterdam N.V., a subsidiary of NYSE Euronext (Euronext Amsterdam), entered into an employment agreement with Joost van der Does de Willebois. Mr. van der Does de Willebois’ previous employment agreement dated as of September 8, 2004 with Euronext Amsterdam expired in accordance with its terms.

The new employment agreement provides for, among other things, that Mr. van der Does de Willebois shall (1) hold the position of chairman of the management board of Euronext Amsterdam; member of the management board of Euronext N.V., a subsidiary of NYSE Euronext; and a member of the management committee of NYSE Euronext; (2) be paid an annual salary, which for 2008 will be €400,000; (3) be eligible for an annual bonus subject to the discretion of the Human Resources and Compensation Committee and/or the Board of Directors of NYSE Euronext, provided that at least 50% of the bonus shall be paid in cash and no more than 50% of the bonus shall be awarded in the form of equity compensation; (4) participation in health and other plans generally offered to employees. Mr. van der Does de Willebois is also entitled to reimbursement of certain expenses and is provided with a car and driver.

The agreement contains provisions restricting the use of confidential information and requiring a one-year non-compete and a one-year non-solicit after termination .

The agreement has an indefinite term, but is terminated in any event on the date Mr. van der Does de Willebois reaches the age of 65, and may be terminated by either party upon four months’ notice (in the case of Euronext Amsterdam) or two months’ notice (in the case of Mr. van der Does de Willebois). For termination other than for urgent cause (as defined in article 7:678 of the Dutch civil code) or a change in circumstance attributable to Mr. van der Does de Willebois (as defined in article 7:685 of the Dutch civil code), compensation for termination will not exceed the gross yearly salary and any bonus that was earned but not yet paid will become payable.

The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement Managing Director dated as of October 27, 2008 between Euronext Amsterdam N.V. and Mr. Joost J.M. Van der Does de Willebois
99.1	Press release entitled “NYSE Euronext Enters Into New Clearing Arrangements with LCH.Clearnet,” dated October 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE EURONEXT

Dated: October 31, 2008	By:	/s/ Janet M. Kissane
Name: Janet M. Kissane
Title: Senior Vice President and Corporate Secretary